CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

     In connection with the Quarterly Report of MODERN RENEWABLE TECHNOLOGIES, INC. (the "Company") on Form 10-K for the period ending August 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, RANDY WHITE, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

\s\
Randy White
Randy White Chief Financial Officer Principal Financial Officer December 15, 2009